As filed with the Securities and Exchange Commission on March 31, 2000
                                   Registration No. 333-_________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
               __________________________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
               ___________________________________

                       Temple-Inland Inc.
     (Exact name of registrant as specified in its charter)

     Delaware                                        75-1903917
(State or other jurisdiction of           (IRS Employer Identification No.)
incorporation or organization)

                     303 South Temple Drive
                          P.O. Drawer N
                       Diboll, Texas 75941
  (Address of principal executive offices, including zip code)

                       Temple-Inland Inc.
                 Stock Deferral and Payment Plan
                    (Full title of the plan)

                     M. Richard Warner, Esq.
                       Temple-Inland Inc.
                     303 South Temple Drive
                          P.O. Drawer N
                      Diboll, Texas  75941
                         (936) 829-5511
              (Name, address, and telephone number,
           including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

                                 Proposed       Proposed
   Title of     Amount to be     Maximum        Maximum       Amount of
Securities to    Registered      Offering      Aggregate     Registration
      be                        Price Per       Offering         Fee
  Registered                      Share          Price
---------------------------------------------------------------------------
Common Stock,
  $1.00 par      10,000 (2)    $46.9375(2)    $469,375.00(2)   $123.92
  value (1)
---------------------------------------------------------------------------

(1) Including the related Preferred Stock Purchase Rights issued or to be issued in the amount of one-half right per share pursuant to the Rights Agreement, dated February 20, 1999, between Temple-Inland Inc. and First Chicago Trust Company of New York, as Rights Agent. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated in accordance with Rule 457 (c) and (h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low prices for shares of the Registrant's Common Stock on March 29, 2000, on the New York Stock Exchange.


The Index to Exhibits appears on page 11.                Page 1 of 29 Pages

                             PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

     The following documents filed by Temple-Inland Inc. ("Temple-Inland") with the SEC are incorporated by reference, as well as any future filings made by Temple-Inland with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold:

     *    Annual Report on Form 10-K for the year ended January 1,
          2000;
     * Proxy Statement prepared in connection with the annual meeting of stockholders to be held May 5, 2000, excluding the Report of the Management Development and Executive Compensation Committee on Executive Compensation on pages 12 through 14 and the Performance Graph on page 17;
     * The description of Temple-Inland's common stock, which is registered under Section 12 of the Exchange Act, contained in the Registration Statement on Form 8-A filed with the SEC on December 7, 1983, which incorporates by reference the description of Temple-Inland's common stock contained in the Registration Statement on Form S-1 (No. 33-7091) under the heading "Description of Common Stock," including any amendment or report filed for the purpose of updating such description.

Item 4.        Description of Securities. (omitted)


Item 5.        Interests of Named Experts and Counsel.

     The opinion as to the validity of the shares of Common Stock, the issuance of which is being registered hereby, is being given by M. Richard Warner, Esq., who is the Chief Administrative Officer and General Counsel of Temple-Inland. As of March 8, 2000, Mr. Warner was deemed to be the beneficial owner of 82,858 shares of the Common Stock (including options exercisable within 60 days).

     The consolidated financial statements of Temple-Inland and subsidiaries incorporated by reference in the Annual Report on Form 10-K of Temple-Inland for the year ended January 1, 2000, and the related financial statement schedule included therein have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference or included therein and incorporated herein by reference. Such consolidated financial statements and schedule are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given upon the authority of such firm as experts in accounting and auditing.

Item 6.        Indemnification.

     As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "Delaware Statute"), Temple-Inland's Certificate of Incorporation provides that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Statute relating to certain unlawful dividends and stock repurchases, or
(iv) for any transaction from which such director derived an improper personal benefit.

      Section 145 of the Delaware Statute empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Article VI of Temple-Inland's By-laws generally provides that, subject to certain limitations, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed legal action, suit or proceeding whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director, officer, or employee of Temple-Inland or is or was a director, officer, or employee of Temple-Inland or a direct or indirect wholly-owned subsidiary of Temple-Inland (except Guaranty Federal Bank, F.S.B.) or is or was serving at the request of the corporation as a director, officer, employee, or agent of any such subsidiary or another company, consumer savings bank, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be indemnified and held harmless by the corporation, to the full extent authorized by the Delaware
Statute,  against  all  expenses  (including  attorneys'   fees),
judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Temple-Inland (and with respect to a criminal action, had no reason to believe his conduct was unlawful) except that with respect to actions brought by or in the right of Temple-Inland, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudicated to be liable to Temple-Inland, unless and only to the extent that the applicable court determines, upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Such indemnification shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators. Article VI provides that Temple-Inland may pay the expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to Temple-Inland of an undertaking, by or on behalf of such director, officer, employee, or agent to repay such amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under Article VI.

     Both the Delaware Statute and Article VI of Temple-Inland's By-laws specifically state that their indemnification provisions shall not be deemed exclusive of any other indemnity rights a director may have. Temple-Inland has entered into Indemnification Agreements with each of its directors that are intended to assure the directors that they will be indemnified to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware Statute permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. Under an insurance policy maintained by Temple-Inland, Temple-Inland is insured for certain amounts that it may be obligated to pay directors and officers by way of indemnity, and each such director and officer is insured against certain losses that he may incur by reason of his being a director or officer and for which he is not indemnified by Temple-Inland.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling Temple-Inland pursuant to the foregoing provisions, Temple-Inland has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item   7.         Exemption  From  Registration  Claimed.    (Not
applicable)

Item 8.        Exhibits.

Exhibit                   Exhibit
Number                    -------
------

4.01    -  Certificate  of Incorporation of Temple-Inland  (1),
           as amended effective May 4, 1987 (2), as amended effective May 4, 1990 (3)
4.02    -  By-laws  of the Company as amended and restated  May
           3, 1991(4)
4.03    -  Form  of  Specimen Common Stock Certificate  of  the
           Company(5)
4.04    -  Certificate of Designation, Preferences  and  Rights
           of Series A Junior Participating Preferred Stock, dated February 16, 1989(6)
4.05    -  Rights  Agreement, dated February 20, 1999,  between
           the Company and First Chicago Trust Company of New York, as Rights Agent(7)
4.06    -  Temple-Inland Inc. Stock Deferral and  Payment  Plan
           (8)
5.01    -  Opinion  of M. Richard Warner, Esq., General Counsel
           of  the  Registrant, as to validity of Common  Stock
           being registered (8)
23.01   -  Consent of Independent Auditors (Ernst & Young  LLP)
           (8)
23.02   -  Consent  of  Attorneys  (M.  Richard  Warner,  Esq.)
           (included in his opinion filed as Exhibit 5.01) (8)
24.01   -  Powers of Attorney for Directors (on signature  page)
           (8)
________________________

     (1)  Incorporated by reference to Registration Statement No.
          2-87570 on Form S-1 filed by Temple-Inland with the Commission.

     (2)  Incorporated  by reference to Post-Effective  Amendment
          No. 2 to the Registration Statement No. 2-88202 on Form
          S-8 filed by Temple-Inland with the Commission.

     (3)  Incorporated  by reference to Post-Effective  Amendment
          No. 1 to Registration Statement No. 33-25650 on Form S-
          8 filed by Temple-Inland with the Commission.

     (4) Incorporated by reference to the Company's Form 10-K for the year ended January 2, 1993.

     (5) Incorporated by reference to the indicated Exhibit filed with Registration Statement No. 33-27286 on Form
          S-8 filed by Temple-Inland with the Commission.

     (6)  Incorporated by reference to the Annual Report on  Form
          10-K for the fiscal year ended December 31, 1988, filed by Temple-Inland with the Commission.

     (7) Incorporated by reference to the Registration Statement on Form 8A, filed by Temple-Inland with the Commission on February 19, 1999.

     (8)  Filed herewith.

Item 9.        Undertakings.

     The undersigned registrant hereby undertakes:

     (a)  (1) To file, during any period in which offers or sales
     are   being  made,  a  post-effective  amendment   to   this
     registration statement:

          (i)    To  include any prospectus required  by  Section
          10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Diboll, State of Texas, on March 30, 2000.

                                   TEMPLE-INLAND INC.
                                      (Registrant)


                                   By:  /s/ Kenneth M. Jastrow, II
                                      ------------------------------
                                       Kenneth M. Jastrow, II
                                       Chairman of the Board and
                                       Chief Executive Officer

                       POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints M. Richard Warner and Leslie K. O'Neal and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                          Capacity                    Date
---------                          --------                    ----

/s/ Kenneth M. Jastrow, II         Director,
--------------------------         Chairman of the Board,     March 30, 2000
    Kenneth M. Jastrow, II         and Chief Executive Officer

/s/ Randall D. Levy                Chief
--------------------------         Financial Officer          March 30, 2000
    Randall D. Levy

/s/ David H. Dolben                Vice President
--------------------------         and Chief                  March 30, 2000
    David H. Dolben                Accounting Officer

/s/ Robert Cizik                   Director                   March 30, 2000
--------------------------
    Robert Cizik

/s/ Anthony M. Frank               Director                   March 30, 2000
--------------------------
    Anthony M. Frank

/s/ William B. Howes               Director                   March 30, 2000
--------------------------
    William B. Howes

/s/ Bobby R. Inman                 Director                   March 30, 2000
--------------------------
    Bobby R. Inman

/s/ James A. Johnson               Director                   March 30, 2000
--------------------------
    James A. Johnson

/s/ W. Allen Reed                  Director                   March 30, 2000
--------------------------
    W. Allen Reed

/s/ Herbert A. Sklenar             Director                   March 30, 2000
--------------------------
    Herbert A. Sklenar

/s/ Walter P. Stern                Director                   March 30, 2000
--------------------------
    Walter P. Stern

/s/ Arthur Temple III              Director                   March 30, 2000
--------------------------
    Arthur Temple III

/s/ Charlotte Temple               Director                   March 30, 2000
--------------------------
    Charlotte Temple

/s/ Larry E. Temple                Director                   March 30, 2000
--------------------------
    Larry E. Temple

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Diboll, State of Texas, on March 30, 2000.


                                   Temple-Inland Inc. Stock
                                   Deferral and Payment Plan


                                   By: /s/ M. Richard Warner
                                      ----------------------------
                                      M. Richard Warner
                                      Temple-Inland Inc.
                                      Benefits Administration Committee

                       INDEX TO EXHIBITS


                                                     Sequentially
Exhibit                                                Numbered
Number         Description                              Page
--------       ------------                          -------------

4.06           Temple-Inland Inc. Stock Deferral         12
               and Payment Plan

5.01           Opinion of M. Richard Warner              26

23.01          Consent  of  Independent Auditors         28
               (Ernst & Young LLP)

23.02          Consent  of Attorney (included  in  the
               opinion filed as Exhibit 5.01)

24.01          Power of Attorney for Directors
               (on signature page)